Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:

Karen Gross, Vice President and Corporate Secretary
(303) 573-1660

ROYAL GOLD CLOSES PEÑASQUITO ROYALTY TRANSACTION

          DENVER, COLORADO.  JANUARY 24, 2007:  ROYAL GOLD, INC. (NASDAQ:RGLD; TSX: RGL) today announced that is has closed its transaction with Minera Kennecott S.A. De C.V. to acquire a 2.0% net smelter return (“NSR”) royalty on the Peñasquito project in Zacatecas, Mexico, as previously announced on December 29, 2006.  The cost of the acquisition was $80 million in cash and 577,434 shares of Royal Gold common stock.  Royal Gold also obtained the right to acquire additional NSR royalties ranging from 1.0% to 2.0% on a number of properties in the region.

          The Peñasquito project, composed of two main deposits called Peñasco and Chile Colorado, is under development by Goldcorp Inc. (“Goldcorp”).  The Peñasquito project hosts one of the world’s largest silver, gold and zinc reserves, while also containing large lead reserves.

          Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metal royalty interests.  Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s web page is located at www.royalgold.com.

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